UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2008 (June 23, 2008)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

First Amendment to Amended and Restated Advisory Management Agreement

On June 23, 2008, Behringer Harvard Opportunity REIT I, Inc. (the “Company”) entered into the First Amendment to Amended and Restated Advisory Management Agreement (the “Advisory Amendment”) with Behringer Harvard Opportunity Advisors I, LLC, an affiliated Texas limited liability company that serves as the Company’s advisor (the “Advisor”).  Under the Advisory Amendment, the Company may not, during the term of the advisory management agreement and for the one-year period following the termination thereof, solicit the employment of the current or past employees of the Advisor.

The information set forth above with respect to the Advisory Amendment does not purport to be complete in scope and is qualified in its entirety by the full text of the Advisory Amendment, which is attached as Exhibit 10.1 and incorporated into this Item 1.01 disclosure by reference.

First Amendment to Second Amended and Restated Property Management and Leasing Agreement

On June 23, 2008, the Company entered into the First Amendment to Second Amended and Restated Property Management and Leasing Agreement (the “Property Management Amendment”) with Behringer Harvard Opportunity OP I, LP, an affiliated Texas limited partnership (the “OP”), Behringer Harvard Opportunity Management Services, LLC, an affiliated Texas limited liability company (“BHOMS”), HPT Management Services LP, an affiliated Texas limited partnership (“HPT”), Behringer Harvard Real Estate Services, LLC, an affiliated Texas limited liability company, and several affiliated special purpose entities formed to directly own the properties in which the Company has invested.  BHOMS and HPT are collectively referred to as the “Manager.”

Pursuant to the terms of the Property Management Amendment, if one of our properties is owned by a joint venture and the Manager is not paid by the joint venture directly in respect of its services, the applicable management fee or oversight fee to be paid by us or the OP will be calculated by multiplying the applicable management fee by the percentage of our or the OP’s economic interest in that property.  The Property Management Amendment also decreases the amount of oversight fees payable to the Manager, from 1% to 0.5% of gross revenues of any property managed by a non-affiliated third-party property manager.  In addition, under the terms of the Property Management Amendment, the Company may not, during the term of the property management agreement and for the one-year period following the termination thereof, solicit the employment of the current or past employees of the Manager.

The information set forth above with respect to the Property Management Amendment does not purport to be complete in scope and is qualified in its entirety by the full text of the Property Management Amendment, which is attached as Exhibit 10.2 and incorporated into this Item 1.01 disclosure by reference.

Item 5.02.                                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer and Chief Investment Officer

Robert M. Behringer has resigned from his positions as the Company’s chief executive officer and chief investment officer, effective June 23, 2008.  Mr. Behringer remains as the Company’s chairman of the board.

Appointment of Chief Executive Officer and Resignation of Chief Operating Officer

Robert S. Aisner has been appointed the Company’s chief executive officer and has resigned from his position as the Company’s chief operating officer, effective June 23, 2008.  Mr. Aisner, 61, remains as the Company’s president and one of its directors.  Mr. Aisner also serves as the president and chief executive officer of the Advisor and HPT, effective June 23, 2008.  In addition, Mr. Aisner serves as president, chief executive officer and a director of Behringer Harvard REIT I, Inc. and Behringer Harvard Opportunity REIT II, Inc., as president and chief operating officer of Behringer Harvard REIT II, Inc. and as chief executive officer and a director of Behringer Harvard Multifamily REIT I, Inc.  Mr. Aisner is also president of the other Behringer Harvard companies.

Mr. Aisner has over 30 years of commercial real estate experience.  From 1996 until joining Behringer Harvard REIT I, Inc. in 2003, Mr. Aisner served as (1) Executive Vice President of AMLI Residential Properties Trust, formerly a New York Stock Exchange listed REIT that focused on the development, acquisition and management of upscale apartment communities and served as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate investment activities, (2) President of AMLI Management Company, which oversees all of AMLI’s apartment operations in 80 communities, (3) President of the AMLI Corporate Homes division that manages AMLI’s corporate housing properties, (4) Vice President of AMLI Residential Construction, a division of AMLI that performs real estate construction services, and (5) Vice President of AMLI Institutional Advisors, the AMLI division that serves as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate activities.  Mr. Aisner also served on AMLI’s Executive Committee and Investment Committee from 1999 until 2003.  From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group, and a general commercial property management company.  From 1984 to 1994, he was employed by HRW Resources, Inc., a real estate development and management company, where he served as Vice President.  Mr. Aisner received a Bachelor of Arts degree from Colby College and a Masters of Business Administration degree from the University of New Hampshire.

Appointment of Chief Operating Officer

Samuel A. Gillespie has been appointed the Company’s chief operating officer, effective June 23, 2008.  Mr. Gillespie also serves as the chief operating officer of the Advisor, effective June 23, 2008.  Prior to his appointment as chief executive officer of the Advisor, Mr. Gillespie, 49, had served as senior vice president – funds management of the Advisor and several other Behringer Harvard companies.  Mr. Gillespie joined Behringer Harvard in November 2004.

Mr. Gillespie has 22 years of experience in the commercial real estate industry, all with Trammell Crow Company prior to joining Behringer Harvard.  His most recent position was as Managing Director of National Accounts.  Prior to that, Mr. Gillespie was Partner in Charge of Trammell Crow’s Indianapolis office from 1986-1997.  Mr. Gillespie began his career as a leasing agent in Oklahoma City in 1983, representing Trammell Crow’s office and warehouse portfolio to the tenant and brokerage community.  Mr. Gillespie graduated summa cum laude in 1981 with a Bachelor’s Degree in Accounting from Texas A&M University.

The appointments of Mr. Aisner and Mr. Gillespie were not made pursuant to any arrangement or understanding between either of them and any other person.  The Company does not directly compensate its executive officers for services rendered to the Company.  The Company’s executive officers also are officers of the Advisor and its affiliates, and are compensated by an affiliate of Behringer Harvard Holdings, LLC, an affiliate of the Advisor, for their services to the Company as well as for their services to other Behringer Harvard entities.  The Advisor and its affiliates receive fees and other compensation in connection with the Company’s operations and the acquisition, management and sale of its assets.  Outside of these fees and compensation paid to the Advisor and its affiliates, neither Mr. Aisner nor Mr. Gillespie had any direct or indirect material interests in any transaction with the Company or in any currently proposed transaction to which the Company is a party.

Item 7.01.                                          Regulation FD Disclosure.

On June 23, 2008, the Company’s Board of Directors declared distributions payable to the common stockholders of record at the close of business on each day during the months of July and August 2008.  The declared distributions will equal a daily amount of $0.0008219 per share of common stock, which is equivalent to an annual distribution rate of three percent (3%) assuming the share was purchased for $10.00.  A portion of each distribution may constitute return of capital for tax purposes.  Distributions payable to each stockholder of record during a month will be paid in cash on or before the 16th day of the following month.

On June 26, 2008, the Company issued a press release announcing that it has acquired Crossroads Office Park, a seven-story office building in Mission Valley, a submarket of San Diego.  A copy of the press release, appearing as Exhibit 99.1, is furnished and not filed pursuant to Regulation FD.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                  Exhibits.

10.1	First Amendment to Amended and Restated Advisory Management Agreement by and between the Registrant and Behringer Harvard Opportunity Advisors I, LLC

10.2

First Amendment to Second Amended and Restated Property Management and Leasing Agreement by and among the Registrant, Behringer Harvard Opportunity OP I, LP, Behringer Harvard Opportunity Management Services, LLC, HPT Management Services LP, Behringer Harvard Real Estate Services, LLC, Behringer Harvard Cordillera, LLC, Behringer Harvard Whitewater, LLC, Behringer Harvard Northpoint LP, Behringer Harvard Alexan Voss, LLC, Behringer Harvard Augusta LP, Behringer Harvard Bent Tree LP, Behringer Harvard TCU, LLC, Behringer Harvard Bowen Road LP, Behringer Harvard Frisco Square LP, Behringer Harvard Las Colinas LP, Behringer Harvard Regency LP, Behringer Harvard Northborough Tower LP, Behringer Harvard Rio Salado, LLC, Behringer Harvard Santa Clara LP, Behringer Harvard UVA, LLC, Chase Park Plaza Hotel, LLC, The Private Residences, LLC, Behringer Harvard Alexan Nevada, LLC, Behringer Harvard Alexan Voss, LLC, and Behringer Harvard Ferncroft, LLC

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: June 26, 2008	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate
Development & Legal